Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
Timberline Resources Corporation
Spokane ,Washington

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 5, 2005 except for Note 13, which is dated April 26, 2006, on the financial statements of Timberline Resources Corporation as of September 31, 2005 and 2004 and the years then ended, and the inclusion of our name under the heading "Experts" in the Form 10-SB/A-4 Registration Statement filed with the Securities and Exchange Commission.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

May 5, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com